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                                                                     EXHIBIT 99


                                          [Letterhead of Delta Air Lines, Inc.]


   LETTER TO SECURITIES AND EXCHANGE COMMISSION PURSUANT TO TEMPORARY NOTE 3T


                                  May 20, 2002


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Re:  Report of Arthur Andersen LLP for Form 11-K dated April 22, 2002

Dear Sir or Madam:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Delta has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the audit of the financial statements of the Delta Family-Care Savings Plan as of December 31, 2001 and June 30, 2001, and for the six-month period ended December 31, 2001 and for the year ended June 30, 2001, was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit, and availability of national office consultation. The availability of personnel to foreign affiliates of Andersen was not relevant to this audit.


                                    Very truly yours,

                                    /s/ James B. Taylor

                                    James B. Taylor
                                    Chief Investment Officer
                                       Delta Air Lines Benefit Trusts